                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated January 17, 2002 and to all references to our Firm included in or made a part of this registration statement File No. 333-45950.


                                          /s/ Arthur Andersen LLP

San Francisco, California

April 29, 2002